                                                                   Exhibit 10(q)
                             EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "Agreement"), dated as of October 1, 1998
                                      ---------
(the "Effective Time"), by and among PP&L, Inc., a Pennsylvania corporation (the
      --------------
"Company"), Terry H. Hunt (the "Executive") and, for purposes of Section 1(b)
 -------                        ---------
only, Penn Fuel Gas, Inc., a Pennsylvania corporation ("PFG").
                                                        ---

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, on August 21, 1998, PP&L Resources, Inc. ("Resources"), a
                                                              ---------
Pennsylvania corporation and the parent corporation of the Company, acquired PFG and PFG has become a wholly-owned subsidiary of Resources; and

          WHEREAS, PFG and the Executive are parties to that certain Employment Agreement dated as of February 27, 1992 (the "1992 Employment Agreement"), and
                                              -------------------------
that certain Retention Agreement dated as of July 18, 1996 by and between PFG and the Executive (the "Retention Agreement"); and
                        -------------------

          WHEREAS, in recognition of the Executive's experience and his abilities, the Company desires to assure itself of the employment of the Executive from and after the Effective Time in accordance with the terms and conditions provided herein; and

          WHEREAS, the parties to the 1992 Employment Agreement and Retention Agreement wish to terminate such Agreements, effective as of the Effective Time; and

          WHEREAS, the Executive wishes to perform services for the Company in accordance with the terms and conditions provided herein.

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.   Employment.  (a) The Company hereby agrees to employ the
               ----------
Executive, and the Executive hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

          (b) At the Effective Time, the 1992 Employment Agreement and Retention Agreement shall terminate and shall be null and void and of no further force and effect.

          2.   Term.  This Agreement is for the two-year period (the "Term")
               ----                                                   ----
commencing as of the date of the Effective Time and terminating on the second anniversary of such date, or upon the Executive's earlier death, Disability (as defined in Section 7(b) hereof) or other termination of employment pursuant to
Section 7 hereof.

          3.   Position.  During the Term, the Executive shall serve as the
               --------
Senior Vice President -  Strategic Planning, of the Company.

          4.   Duties and Reporting Relationship. During the Term, the Executive
               ---------------------------------
shall, on a full time basis, use his skills and render services to the best of his abilities in carrying out his duties and obligations to the Company. The Executive shall report directly to the Chief Executive Officer of the Company.

          5.   Place of Performance.  The Executive shall perform his duties and
               --------------------
conduct his business at the corporate headquarters of the Company located at Allentown, Pennsylvania, or at such other location within 65 straight-line miles of Villanova, Pennsylvania, except for required travel on the Company's business. The Executive acknowledges and agrees that a change in the headquarters of the Company within these geographic areas would not constitute "Good Reason," as such term is used in the Retention Agreement.

          6.   Compensation and Related Matters.
               --------------------------------

               (a)  Annual Base Salary. The Company shall pay to the Executive
                    ------------------
an annual base salary (the "Base Salary") at a rate not less than $265,000, such
                            -----------
salary to be paid in conformity with the payroll policies of the Company, relating to its senior officers. The Base Salary may, from time to time, be increased by the Board of Directors of the Company, consistent in timing and consideration with other senior officers of the Company.

               (b)  Bonus and Incentive Plans. During the Term, the Executive
                    -------------------------
shall be entitled to participate in incentive, bonus, stock option, restricted stock, phantom stock, stock purchase, deferred compensation, and other executive compensation plans, programs and arrangements (the "Incentive Plans") comparable
                                                    ---------------
to those that are available to senior vice presidents of the Company and shall be provided a level of benefits and bonus opportunities under the Incentive Plans comparable to the benefits and bonus opportunities provided to senior vice presidents of the Company; provided, however, that with respect to the 1998
                           --------  -------
calendar year, in lieu of any other amounts due to the Executive under this
Section 6(b), if the Executive is employed by the Company as of December 31, 1998, he shall be entitled to receive an incentive compensation award in the amount equal to the 1998 Bonus Amount (as defined below), paid at such time as bonuses are paid generally to senior vice presidents of the Company, but in no event later than March 31, 1999. The determination of the level of any compensation due to the Executive under the Incentive Plans after the 1998 calendar year shall be based solely upon the performance of the Company on a consolidated basis. Beginning in calendar year 1999, the Executive shall have bonus opportunities under the Incentive Plans up to 100% of his Base Salary, to be paid in such form as is the policy of the Company from time to time (currently up to 40% in cash, up to 30% in restricted stock, and up to 30% in stock options assuming such stock options are approved by the shareowners of Resources at its 1999 annual meeting of shareowners). As used herein, the 1998 Bonus Amount shall equal the average of the bonus payouts (as a percentage of base salary) to the senior vice presidents of the Company of cash, restricted stock and stock options in respect of their 1998 performances, but using Executive's Base Salary as the multiplier, and then prorated to reflect the portion of calendar year 1998 during which Resources owned PFG.

               (c)  Pension and Welfare Benefits. During the Term, the Executive
                    ----------------------------
shall continue to participate in the qualified and nonqualified pension, retirement, health and welfare, and insurance plans (including, without limitation, retiree medical plans) provided to other senior vice presidents of the Company (the "Pension Plans") and shall be provided a level of benefits
                  -------------
under such plans comparable to the benefits provided to other senior vice presidents of the Company. Executive shall be granted past service credit under such Pension Plans for all purposes for which service is counted (including, without limitation, eligibility, vesting, waiting periods, preexisting conditions, early retirement, and benefit accrual) for all of his years of service with PFG; provided, however, that if Executive has previously accrued a
                  --------  -------
retirement benefit under a tax qualified PFG defined benefit pension plan, then any retirement benefit due to Executive under any Company sponsored tax qualified defined benefit pension plan will be reduced by Executive's retirement benefit under the PFG plan, to the extent, if any, necessary to prevent duplicate credit for the same years of service (unless the PFG and Company plans are merged, consolidated, or otherwise engage in an asset and liability transfer with respect to Executive, in which case no such reduction shall occur).

               (d)  Fringe Benefits and Perquisites. During the Term, the
                    -------------------------------
Company shall provide to the Executive all of the fringe benefits and perquisites comparable to those provided to other senior vice presidents of the Company, including, without limitation, moving and relocation benefits and expense reimbursement and four weeks paid vacation per year.

               (e)  Business Expenses. The Executive shall be reimbursed for all
                    -----------------
ordinary and necessary business expenses incurred by him in connection with his employment (including, without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Executive of receipts and other documentation in accordance with the Company's normal reimbursement procedures.

               (f)  SERP.  During the Term, Executive shall participate in the
                    ----
Company's Supplemental Executive Retirement Plan ("SERP") on terms and
                                                   ----
conditions comparable to those provided to other senior vice presidents of the Company. In addition, the Executive shall be granted past service credit under the SERP for benefit accrual and early retirement purposes for all of his years of service with PFG, which the Executive represents commenced on March 9, 1992, and shall be entitled to four additional years of credit under the SERP. The foregoing notwithstanding, the Executive shall be granted two years of credit under the SERP for vesting purposes. Upon being vested in the SERP, amounts payable to the Executive pursuant to the SERP shall be offset by any amounts payable to the Executive pursuant to PFG's Supplemental Executive Retirement Plan.

          7.   Termination.  The Executive's employment hereunder may be
               -----------
terminated only under the following circumstances:

               (g)  Death.  The Executive's employment hereunder shall terminate
                    -----
upon his death.

               (h)  Disability. If, as a result of the Executive's incapacity
                    ----------
due to physical or mental illness, the Executive shall have been absent from his duties hereunder for the entire period of six consecutive months, and within thirty (30) days after written Notice of Termination (as defined in paragraph
(e) below) is given, shall not have returned to the performance of his duties hereunder, the Company may terminate the Executive's employment hereunder for "Disability."
 ----------

               (i)  Cause.  The Company may terminate the Executive's employment
                    -----
hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder (i) upon the
 -----
Executive's conviction for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, or (ii) upon the Executive's willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after written notice has been delivered to the Executive by the Company, which notice specifically identifies the manner in which the Executive has not substantially performed his duties, and the Executive's failure to substantially perform his duties is not cured within ten business days after notice of such failure has been given to the Executive.

               (j)  Termination by the Executive. The Executive may terminate
                    ----------------------------
his employment hereunder for "Good Reason." Good Reason" for termination by the
                                            -----------
Executive of the Executive's employment shall mean the occurrence (without the Executive's consent) of any one of the following acts by the Company, or failures by the Company to act:

               (i) a material failure to comply with Section 6 of this Agreement;

               (ii) the assignment to the Executive of any duties materially inconsistent with the Executive's status as a senior vice president of the Company or a substantial diminution in the nature or status of the Executive's responsibilities;

               (iii) the Executive is not elected, reelected, or otherwise continued in the office of the Company or any of its subsidiaries which he held on the Effective Date of this Agreement or at any time subsequent thereto;

               (iv) the Company requires that the Executive's employment be based other than at Allentown, Pennsylvania or within 65 straight-line miles of Villanova, Pennsylvania; or

               (v) any purchaser, assign, surviving corporation, or successor of the Company or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to assume, in writing or by operation of law, this Agreement and all of the duties and obligations of the Company hereunder pursuant to Section 10 hereof.

          The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

               (k)   Notice of Termination.  Any termination of the Executive's
                     ---------------------
employment by the Company or by the Executive (other than termination under
Section 7(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall
                   ---------------------
indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

               (l)   Date of Termination. "Date of Termination" shall mean (i)
                     -------------------    -------------------
if the Executive's employment is terminated by his death, the date of his death,
(ii) if the Executive's employment is terminated pursuant to paragraph (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30)-day period), and (iii) if the Executive's employment is terminated pursuant to paragraph (c) or (d) above, the date specified in the Notice of Termination.

          8.   Compensation Upon Termination or During Disability.
               --------------------------------------------------

               (m)  Disability or Death. During any period in which the
                    -------------------
Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary, as well as other applicable employee benefits, until his employment is terminated pursuant to Section 7(b) hereof. In the event the Executive's employment is terminated pursuant to Section 7(a) or 7(b) hereof, then the Company shall pay the Executive or the Executive's Beneficiary (as defined in Section 10(b) hereof), as the case may be, (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof, as soon as possible following such termination and (ii) all unpaid amounts to which the Executive was then entitled pursuant to and in accordance with the Incentive Plans, the Pension Plans and any other unpaid employee benefits, accrued vacation, perquisites or other reimbursements. In addition, as of the Executive's employment termination date, all stock options, restricted stock, and other equity-based or performance-based grants or awards shall vest in accordance with the terms of the applicable plans.

               (n)  Termination for Cause; Voluntary Termination Without Good
                    ---------------------------------------------------------
Reason. If the Executive's employment is terminated by the Company for Cause or
------
by the Executive other than for Good Reason, then the Company shall pay to the Executive all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6 hereof (including any salary, Pension Plan payments, accrued vacation, and other employee benefits, perquisites, or reimbursements) within ten (10) days after the Date of Termination, and, except as provided below, the Company shall have no further obligations to the Executive under this Agreement.

               (o)  Termination for Good Reason or Other than for Cause. In the
                    ---------------------------------------------------
event that the Executive's employment is terminated by the Executive for Good Reason pursuant to Section 7(d) hereof, or by the Company other than for Cause, then in lieu of further salary or bonus payments (pursuant to Sections 6(a) and 6(b) hereof), the Executive shall be entitled to the following benefits:

                    (1)  Severance Pay. Company shall pay to the Executive, as
                         -------------
     soon as practicable, a lump sum payment equal to (i) all unpaid amounts, if any, to which the Executive was entitled as of the Date of Termination under Section 6(a) hereof, plus (ii) the present value of all salary and bonus that would have been payable to the Executive pursuant to Sections 6(a) and 6(b) hereof had the Executive continued to be employed for the remainder of the Term, and his Base Salary for each year of the Term were equal to the Base Salary at the Date of Termination and his bonuses under the Incentive Plans for each year of the Term were equal to his targeted bonuses for the fiscal year in which the Date of Termination occurred, plus
     (iii) all amounts to which Executive
     is entitled under the Pension Plans and any other unpaid employee benefits, accrued vacation, perquisites or other reimbursements.

                    (2)  Long-Term Incentive Award; Equity-Based Compensation.
                         ----------------------------------------------------
     The Executive's interest under all of the Company's stock option and long-term incentive plans shall vest in accordance with the terms of the applicable plans.

                    (3)  Continuation of Benefits. For the remainder of the
                         ------------------------
     Term, the Executive shall be treated as if he had continued to be an executive employee for all purposes under the Company's health and welfare plans. If and to the extent any benefits under this Section 8(c) are not paid or payable or otherwise provided to the Executive or his dependents or beneficiaries under any such plan or policy (whether due to the terms of the plan or policy, the termination thereof, applicable law, or otherwise), then the Company itself shall pay or provide for such benefits. Following this period, the Executive shall be entitled to receive continuation coverage under Part Six of Title I of ERISA ("COBRA Benefits") treating the
                                                   --------------
     end of this period as a termination of the Executive's employment.

          9.   Non-Disclosure.  The parties hereto agree, recognize and
               --------------
acknowledge that heretofore the Executive has, and during the Term the Executive will obtain knowledge of confidential and/or proprietary information regarding the business and affairs of the Company. It is therefore agreed that the Executive shall respect and protect the confidentiality of all confidential and/or proprietary information pertaining to the Company, and shall not without the prior written consent of the Company, disclose in any fashion such confidential and/or proprietary information to any person at any time during the Term or during the two-year period thereafter, unless required in the course of the Executive's employment hereunder or required by applicable law, rules, regulations or court, governmental or regulatory authority order or decree.

          10.  Successors; Binding Agreement.
               -----------------------------

               (a) The Company shall require any successor (whether direct or indirect, by asset purchase, stock purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any
                 -------
successor to its business or that otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate (any of which is referred to herein as a "Beneficiary").
                                  -----------

          11.  Notice.  For the purposes of this Agreement, notices, demands and
               ------
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or, (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               PP&L, Inc.
               Two North Ninth Street
               Allentown, PA  18101-1171
               Attn:  General Counsel

          If to the Executive:

               Terry H. Hunt
               1500 Spring Mill Lane
               Villanova, PA  19085

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          12.  Miscellaneous.  No provision of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          13.  Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

          14.  Validity.  The invalidity or unenforceability of any provision or
               --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          16.  Entire Agreement.  This Agreement and the Severance Agreement
               ----------------
between the Executive and the Company dated as of the date hereof set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, between the parties hereto concerning the subject matter hereof; and, any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, the 1992 Employment Agreement between the Executive and PFG and the Retention Agreement dated as of July 18, 1996 between the Executive and PFG.

          17.  No Mitigation Obligation.  The parties hereto expressly agree
               ------------------------
that the payment of the benefits by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in his Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise.

          18.  D&O Insurance.  The Company agrees to maintain adequate directors
               -------------
and officers liability insurance for the benefit of Executive for the term of this Agreement and for at least three years thereafter on terms and conditions comparable to the same level of protection afforded to any other senior executive officer of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                        PP&L, INC.


                                        By:  /s/ William F. Hecht
                                           -------------------------------
                                           William F. Hecht
                                           Chairman, President and
                                            Chief Executive Officer



                                        TERRY H. HUNT


                                        /s/ Terry H. Hunt
                                        --------------------------------------



                                        PENN FUEL GAS, INC.
                                        (For Purposes of Section 1(b) Only)


                                        By:  /s/ Terry H. Hunt
                                          ------------------------------------
                                        Name: Terry H. Hunt
                                        Title:  President